UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 25, 2009
Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

520 Madison Ave., 12th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 25, 2009, Jefferies Group, Inc. (the “Company”) entered into a purchase agreement (the “Agreement”) with Jefferies & Company, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., BNY Mellon Capital Markets, LLC, Banc of America Securities LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc. and Keefe, Bruyette & Woods, Inc. whereby $400 million of the Company’s 8.50% Senior Notes due 2019 were sold under the Company’s Registration Statement on Form S-3 (333-160214). The closing date is scheduled for June 30, 2009.
The foregoing summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     The following exhibit is filed with this report:

Number	Exhibit
10.1	Purchase Agreement dated June 25, 2009 among Jefferies Group, Inc., Jefferies & Company, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., BNY Mellon Capital Markets, LLC, Banc of America Securities LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc. and Keefe, Bruyette & Woods, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.
Date: June 26, 2009	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Purchase Agreement dated June 25, 2009 among Jefferies Group, Inc., Jefferies & Company, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., BNY Mellon Capital Markets, LLC, Banc of America Securities LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc. and Keefe, Bruyette & Woods, Inc.